SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 1, 2001



                            WORLDWIDE PETROMOLY,INC.
             (Exact Name of Registrant as Specified in Its Charter)

   COLORADO                     000-24682                 84-1125214
--------------------------------------------------------------------------------
(State or Other      (Commission File Number)        (IRS Employer
Jurisdiction of                                   Identification No.)
Incorporation)

                       12600 Deerfield Parkway, Suite 100
                            Alpharetta, Georgia 30004
          (Address of Principal Executive Offices, Including Zip Code)
    -----------------------------------------------------------------------

                                 (678) 762-3295
               Registrant's Telephone Number, Including Area Code
    -----------------------------------------------------------------------

                       1300 Post Oak Boulevard, Suite 1985
                              Houston, Texas 77056
                 (Former Address, If Changed Since Last Report)
     =======================================================================

This is Amendment No. 1 to the Registrant's current report on Form 8-K that was originally filed on June 15, 2001. This Amendment No. 1 is being filed to include financial statements of Small Town Radio, Inc. and required Pro Forma financial information.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         A change in control of the Registrant occurred on June 1, 2001 (the "Effective Time") pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of March 26, 2001 and amended on April 30, 2001 (the "Merger Agreement"), by and among the Registrant, Small Town Radio, Inc., a Georgia corporation ("STRI"), Petro Merger, Inc., a Georgia corporation and wholly-owned subsidiary of the Registrant ("Petro Merger"), Gilbert Gertner, a resident of the State of Texas and former Chairman of the Board of the Registrant ("Gertner") and certain shareholders of STRI. All references to the terms of the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by this reference.

         The Merger Agreement provided for the merger (the "Merger") of Petro Merger with and into STRI, with STRI as the surviving corporation. As a result of the Merger, STRI became a wholly owned subsidiary of the Registrant and the former shareholders of STRI received an aggregate of 118,467,860 shares or approximately 75% of the outstanding shares of the common stock, no par value, of the Registrant (the "Common Stock"). Because the shares of Common Stock received by the former shareholders of STRI were not registered under the Securities Act of 1933, as amended (the "Act"), such shares are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred by the holders thereof unless such shares are registered under the Act or are sold or transferred pursuant to an exemption there from.

         The Merger Agreement contemplated that, as a condition to closing, not less than $4 million in equity financing be obtained. At the time the Merger Agreement was executed, it was anticipated that such financing would be obtained through the sale of preferred stock by STRI, which would be converted as a result of the Merger into shares of the Registrant's convertible preferred stock. Such convertible preferred stock would have represented approximately 18.1% of the Registrant's common stock on a fully-diluted basis. The parties waived the financing condition to the Merger Agreement, and no such convertible preferred stock was issued or is issuable in connection with or as a result of the Merger.

         Effective as of the Effective Time, the Board of Directors of the Registrant (the "Board"), which, prior to the Effective Time, was composed of Gertner, and Messrs. Lance Rosmarin and Norton Cooper, was increased in size from three to four members. Effective as of the Effective Time, Gertner resigned from the Board and the following persons were elected to fill the vacancies on the Board: Robert (Robin) S. Vail and William Ross (the "STRI Designees"). Information with respect to the STRI Designees, including beneficial ownership of the Common Stock held by such STRI Designees, is included in the Registrant's Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14f-1 thereunder, filed by the Registrant on April 2, 2001 (the "Information Statement"), which is incorporated herein by this reference.


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


         Subsequent to the filing of the Information Statement and prior to the Effective Time, Mr. John McManus, who was identified as an STRI Designee in the Information Statement, resigned from the Board of Directors of STRI, and STRI therefore chose not to name him as a STRI Designee to the Registrant's Board. After the Effective Time, in an action by unanimous written consent, the Board voted to increase the size of the Board to seven persons and elected William Fleming, Lauren B. Kahn and John F. McMullan to fill the vacancies created by such increase. Information concerning Messrs. Fleming and McMullan and Ms. Kahn is included in Item 5 of this Report. The Board also elected Robert (Robin) S. Vail as Chairman of the Board and appointed him as Chief Financial Officer; and, by operation of the Merger Agreement, Messrs. Gertner and Rosmarin are no longer officers of the Company. In addition, the Board approved the sale of the capital stock of Worldwide PetroMoly Corporation ("WPC"), a Texas corporation and wholly-owned subsidiary of the Registrant to Gertner. The sale of the stock to WPC is described in Item 2 of this Report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                               ACQUISITION OF STRI

         On June 1, 2001, the Merger was consummated in accordance with the terms and conditions of the Merger Agreement, including the waiver of certain closing conditions. Pursuant thereto, Petro Merger, a wholly-owned subsidiary of Registrant, was merged with and into STRI, with STRI as the surviving corporation. Following the Merger, STRI became a wholly-owned subsidiary of the Registrant. In consideration for the Merger, the former shareholders of STRI received one share of the Registrant's Common Stock for each share of STRI Common Stock then issued and outstanding (the "Merger Consideration"). As a result thereof, the former shareholders of STRI now beneficially own an aggregate of 118,467,860 shares (approximately 75%) of the outstanding Common Stock. The Merger Consideration was determined in arms' length negotiations between the parties to the Merger Agreement. The negotiations were based on the principle that the exchange ratio of Registrant's shares for STRI's shares should reflect the relative values of the Registrant's existing business, which had negative net worth, and the proposed business of STRI, including a commitment that STRI had secured for financing. Prior to the consummation of the Merger, there were no material relationships between STRI and its former officers, directors, affiliates, associates or shareholders and the officers, directors, affiliates, associates or shareholders of the Registrant. The Company is actively pursuing several financing alternatives in order to fund its business plan.

         As described in Item 1 of this Report, upon consummation of the Merger, the STRI Designees were elected to the Board. The Registrant's response to Item 1 of this Report is incorporated herein by this reference. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is being filed as an exhibit to this report. In addition, the Registrant's Information Statement and Report on Form 8-K dated March 27, 2001, which reported the announcement of the execution of the Merger Agreement, is incorporated herein and made a part hereof by this reference.


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

         The following is a description of STRI and its proposed plan of operations. This description includes forward-looking statements. The Registrant has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of STRI's business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

o General economic and business conditions, both nationally and in STRI's markets:

                  The U.S. economy has recently experienced a significant slow down in its rate of growth, and media providers such as STRI have been affected. A further slow down in the economy may have a significant impact on a company such as STRI that plans to operate in small, non-rated markets, which typically have agricultural or light industry as their employment base, and are especially susceptible to fluctuations in the economy. As most of STRI's revenues will be derived from advertising, as described later in this section, if the economies of the markets in which STRI operates continue to be adversely affected, there will be a concomitant impact on STRI's ability to generate revenues.

o STRI's expectations and estimates concerning future financial performance, financing plans and the impact of competition:

                  In addition to the concerns noted above regarding slow down of the economy, it is also possible that competition pursuing a business plan similar to STRI's could construct a network similar to STRI's in the same, or a geographically contiguous, area such as to compete with STRI's network. It is also possible that a competitor to STRI could complete acquisitions in the same, or a geographically contiguous, area prior to STRI, and thus would have the competitive advantage of being the first into the market, which would adversely impact STRI's business plan and ability to compete.

                  Also, although STRI has obtained a commitment for financing, it requires interim financing until such financing can be finalized. STRI can make no assurances that it will successfully complete such financing or that it will be able to obtain interim financing prior to such completion. STRI can also give no assurance that the financing it may obtain, if any, will be sufficient to implement or expand on its business plan.

o     Anticipated trends in the radio business:

                  The technology available to the radio industry allowing it to deliver programming is changing dramatically due to the rapid evolution in the means of content delivery over the last five years. While STRI plans to utilize some of the most recently developed technology, it can give no assurance that its technology will be an effective or cost-efficient means for the delivery of radio programming, or that newer technology will not be introduced to the marketplace that will render STRI's technology obsolete.

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

o     Existing and future regulations affecting the radio business:

                  Due to recent amendments to the Communications Act of 1934, as amended, the marketplace is currently characterized by favorable regulations with respect to companies attempting to acquire radio broadcast stations in a contiguous geographical area. There is, however, no guarantee that these regulations will not again be amended to prevent the aggregation of radio broadcast stations as planned by STRI. Such a change in regulations could force STRI to divest itself of stations that it plans to buy in the near term, as well as prevent STRI from executing on its long term plans of aggregating more stations into its operations and network.

o     Acquisition opportunities:

                  STRI may not be able to acquire radio stations on the Schedule that it presently anticipates, and there is a risk that STRI will not be able to successfully integrate new stations into its network as it purchases them.

         In addition, in this description, the words "believe", "may", "will", "estimate", "continue", "anticipate", "intend", "expect" and similar expressions, as they relate to the Registrant and STRI, their business or their management, are intended to identify forward-looking statements.

         The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this description may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

         Small Town Radio, Inc. ("STRI") was incorporated in the State of Georgia in March, 2000. From the date of its incorporation, STRI's founding shareholders have investigated and developed a plan of operation pursuant to which STRI will acquire and operate radio stations generally located in geographically contiguous small, non-rated markets, initially located in rural areas of South Georgia. On March 26, 2001, STRI and the Registrant entered into the Merger Agreement, and on April 30, 2001 the Merger Agreement was amended, and it became effective on June 1, 2001. On June 7, 2001 the Registrant completed the sale of WPC to Gertner as contemplated by the Merger Agreement pursuant to an arms length negotiation of a stock purchase agreement between the Registrant and Gertner. WPC conducts the Registrant's former lubricants products business. A description of the disposition of WPC is contained under the heading "Disposition of WPC" in this section of this Report.

         STRI's business strategy is to secure through acquisition a significant number of radio stations in its target markets, generally smaller, less populated areas near, but not in, mid-sized and larger markets. STRI intends initially to acquire radio stations in rural sections of South Georgia, and then expand into additional, generally geographically contiguous markets in the Southeast. STRI

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


believes that a network of stations in generally contiguous broadcast areas with two or three common programming formats will provide an advertising and listener base of significant size.

         STRI believes that acquiring radio stations in small, less populated markets represent attractive opportunities, because they are generally characterized by:

o A small number of stations, few of which have professional sales staff which solicit advertising from the business community;

o A greater need for radio advertising compared to the national average, especially by those businesses that need to recruit consumer transactions from nearby cities and towns;

o A population increasing, in many cases, at a percentage rate greater than the national average, as people relocate to smaller towns to improve their quality of life;

o Opportunities for substantial growth in advertising revenues as national and regional retailers expand into smaller, less populated areas;

o A weaker competitive environment, as compared to major metropolitan areas, comprised of small independent operators, many of whom lack the capital to produce locally-originated programming and/or to employ more sophisticated research, marketing, management and sales techniques; and

o Less direct format competition due to a smaller number of stations in any given market, and relative consistent listener interests such that two or three programming formats may reach a dominant share of the market.

These market characteristics, coupled with the opportunity to establish contiguous coverage across multiple radio station markets, create the potential for revenue growth and cost efficiencies.

         STRI is currently pursuing negotiations for the purchase of several radio stations in South Georgia. Assuming successful completion of its planned initial acquisitions, STRI will own approximately seven radio stations utilizing "frequency modulation" ("FM") and approximately four radio stations utilizing "amplitude modulation" ("AM"), as well as a television station, in South Georgia. However no assurance can be given that STRI will be successful in completing any or all of these proposed acquisitions. Assuming successful completion of its initial acquisition plan, STRI plans to acquire additional stations in generally geographically contiguous areas in small non-rated markets in order to build a group of stations that can be operated as a network, and thus, STRI believes, achieve operating efficiencies and marketing leverage derived from a larger advertising customer and listener base.

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

         Operating Strategy. STRI's operating strategy is to maximize the geographical coverage of its network of radio stations, thereby increasing the number of available listeners and advertisers and, STRI believes consequently, increasing broadcast revenue and cash flow. To achieve these goals, STRI intends to:

o Secure and maintain a leadership position by owning a network of stations with contiguous broadcast coverage to increase the overall size of the markets served;

o Coordinate programming, promotional and sales strategies among each group of local stations to enhance revenue opportunities and maximize cost efficiencies within each market;

o Implement a regional sales staff and marketing initiatives to maximize its share of local advertising revenue in each market, as well as across the broadcast network;

o Combine market research with an assessment of its competitors' vulnerabilities in order to identify significant and sustainable target audiences;

o Acquire up to two FM and one AM station in each market, so that the broadcast signal reaches the nearest adjacent market;

o Achieve a significant penetration of the listener market with the use of two or three programming formats within the network; and

o Centralize operating activities across the region, with programming that appeals to the collective market, while customizing local programming.

         Ownership of Generally Geographically Contiguous Stations. STRI will attempt to secure and maintain a leadership position in the markets it serves by creating geographical signal coverage, not only in those markets in which STRI will own stations, but also in adjacent markets by owning two or three stations, each with programming appealing to a different segment of the population. By coordinating programming, promotional and sales strategies within each local station at the regional level, STRI will attempt to capture a wide demographic range of listeners, thus providing a broader appeal to advertisers.

         STRI will provide a mix of local inventory of available advertising time and spots on its network of stations. By offering both local advertising and access to adjacent markets through its network of stations, STRI believes that it will strengthen relationships with advertisers, and maximize the value of its advertising inventory.

         STRI also intends to develop regional programming and sales resources of its radio station network to enhance the growth potential of under performing stations. Through consolidation into a common studio broadcasting facility, STRI believes that it can reduce the risks associated with the implementation of station performance improvements, such as new format launches and technical upgrades. This strategy will permit combined programming with regional appeal, while maintaining a level of localized input. STRI intends to achieve cost

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savings within a market by consolidating facilities, sales and administrative personnel, management and operating resources, such as on-air talent, programming and music research, and reducing other redundant expenses.

         Sales and Marketing Initiatives. STRI intends to maximize its share of local advertising revenue in each of its markets through sales and marketing initiatives. Because many of the radio stations that STRI may acquire have no dedicated, or trained, sales staff, STRI believes that it can derive significant benefits from creating or expanding the sales forces of acquired stations. STRI intends to maximize revenue by utilizing sophisticated inventory management techniques to provide sales personnel with frequent price adjustments based on regional and local market conditions. STRI expects to strengthen relationships with some advertisers by offering on-site events staged at, and broadcast from, the advertiser's business location.

         Targeted Programming and Promotion. To maintain or improve STRI's position in each market, it will combine market research with an assessment of competitors' vulnerabilities in order to identify significant and sustainable target audiences. STRI will then tailor the programming, marketing and promotion of each radio station to maximize its appeal to the targeted audience. STRI will attempt to build strong markets by:

o Creating distinct, highly visible profiles with regional appeal for its on-air personalities, particularly those broadcasting during morning drive time, which traditionally airs between 6:00 a.m. and 10:00 a.m.;

o Utilizing multiple formats, which can reach a dominant portion of the population in these smaller markets;

o Formulating recognition for the STRI network, in addition to the individual stations, to promote listenership and advertising leverage across the entire geographical area; and

o         Actively participating in community events and charities.

         Combination of Centralized Operations and Local Presence. STRI believes that radio requires a local presence, both in its programming and by being active in the community. Accordingly, although much of its operations will be centralized it will maintain a "Community Coordinator" within each market. Further, the sales staff will actively participate in the community and maintain valuable relationships within the area. From a broadcast standpoint, STRI will incorporate local news and information into its regional programming format, so that programming content will both appeal to the population within the entire region as well as provide localized content that is supportive of the station community.

Source of Revenues
------------------

         It is anticipated that virtually all of STRI's revenue will be generated from the sale of local, regional and national advertising for broadcast on its radio stations. Based on industry trends, approximately 83.0%

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of net broadcast revenue will be generated from the sale of local and regional advertising. Additional broadcast revenue is expected as a result of the sale of national advertising, network compensation payments and other miscellaneous transactions. The major categories of advertisers include telephone companies, restaurants, fast food chains, automotive companies and grocery stores.

         Each station's local sales staff will solicit advertising either directly from the local advertiser or indirectly through an advertising agency. Through direct advertiser relationships, STRI believes it can better understand the advertiser's business needs and more effectively design advertising campaigns to sell the advertiser's products. STRI will employ personnel in each market to produce commercials for the advertiser. In-house production, combined with effectively designed advertising, STRI believes will establish a stronger relationship between the advertiser and the station cluster. National sales will be made by a firm specializing in radio advertising sales on the national level in exchange for a commission based on gross revenue. Regional sales, which STRI defines as sales in regions surrounding its markets to companies that advertise in its markets, will be made by STRI's local sales staff.

         Depending on the programming format of a particular station, STRI will estimate the optimum number of advertising spots available. The number of advertisements that can be broadcast without jeopardizing listening levels is limited in part by the format of a particular station. STRI will strive to maximize station revenue by managing advertising inventory. Stations will adjust pricing based on local market conditions and the ability to provide advertisers with an effective means of reaching a targeted demographic group. Each station has a general target level of on-air inventory. This target level of inventory may be different at different times of the day, but tends to remain stable over time. Selling activity is based on demand for the radio stations' on-air inventory and, in general, STRI will respond to this demand by varying prices rather than its target inventory level for a particular station.

         A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by us to chart audience levels, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is The Arbitron Company, which publishes periodic ratings surveys for significant domestic radio markets. While these provide comparative data for larger markets, it generally does not cover the smaller, "unrated" markets in which STRI will have a presence. As such, STRI will rely more heavily on information provided by local and state officials in estimating available population and market size. These surveys will be its primary source of audience ratings data.

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

Competition
-----------

         The radio broadcasting industry is highly competitive. The success of each station depends largely upon audience ratings and its share of the overall advertising revenue within its market. Stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. Building a strong listener base consisting of a specific demographic group in a market enables an operator to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing format to compete directly for listeners and advertisers. A station's decision to convert to a format similar to that of another radio station in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow.

         Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. Recent changes in FCC policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as local marketing agreements or joint sales agreements may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services.

         Although the radio broadcasting industry is highly competitive, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act of 1996 (the "Telecommunications Act").

         Stations compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting. Digital audio broadcasting may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the Internet also could create a new form of competition.

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Properties and Facilities
-------------------------

         The types of properties required to support radio stations include offices, studios, transmitter sites and antenna sites. The transmitter and antenna sites are generally located to provide maximum market coverage. Most acquisitions will include substantial land at the transmitter site, as well as facilities that have historically been used for local studio space and offices. While STRI expects to maintain a small office in each market for Community Coordinators and sales staff, these are expected to be modest facilities that can be maintained at nominal expense. STRI will likely sell, or utilize in another manner, the studio space that it acquires. With regard to the transmitter facilities, which are generally located at the tower location for each station, STRI intends to install the minimum studio equipment necessary to perform broadcasting, locally, on an emergency basis. This will allow STRI significant flexibility while gaining the operational cost advantages of consolidating studios at a centralized location in the Atlanta metropolitan area. STRI will own or lease substantially all of its operating equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

         STRI has office space located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30004, which has become the principal executive offices of the Registrant. Additionally, STRI plans to obtain studio space in the Atlanta, Georgia metropolitan area.

Legal Proceedings
-----------------

         STRI is not currently involved in any legal proceeding associated with the conduct of its business.

Federal Regulation of Radio Broadcasting
----------------------------------------

         Introduction. The ownership, operation and sale of broadcast stations are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act of 1934, as amended (the "Communications Act"). The Telecommunications Act made changes in several broadcast laws. Among other things, the FCC:

o          assigns frequency bands for broadcasting;

o determines whether to approve changes in ownership or control of station licenses;

o          regulates equipment used by stations;

o adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and

o has the power to impose penalties for violations of its rules under the Communications Act.


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Communications Act.
-------------------

The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including fines, the grant of abbreviated license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties.

         License Grant and Renewal. Radio stations operate under renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. Licenses are renewed through an application to the FCC. Petitions to deny license renewals can be filed by interested parties, including members of the public. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a substantial and material question of fact as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application.

         STRI is not currently aware of any facts that would prevent the timely renewal of the licenses to operate the broadcast stations that it intends to acquire, although there can be no assurance that all of its licenses will be renewed.

         Transfers or Assignment of Licenses. The Communications Act prohibits the assignment or transfer of a broadcast license without the prior approval of the FCC. In determining whether to grant approval, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including:

o Compliance with the various rules limiting common ownership of media properties in a given market;

o The "character" of the licensee and those persons holding "attributable" interests in the licensee; and

o Compliance with the Communications Act's limitations on alien ownership as well as compliance with other FCC regulations and policies.

         To obtain FCC consent to assign or transfer control of a broadcast license, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time period petitions to deny or other objections against the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma"

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application. The "pro forma" application is nevertheless subject to having informal objections filed against it. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any party other than the assignee or transferee specified in the application.

         STRI is not currently aware of any facts that would prevent the timely transfer to us of the licenses held by the current owners of the radio stations it will purchase.

         Multiple Ownership Rules. The Communications Act and FCC rules impose specific limits on the number of commercial radio stations an entity can own, or in which it can hold an attributable interest, in a single local market. These rules preclude STRI from acquiring certain stations it might otherwise seek to acquire. The rules also effectively prevent STRI from selling stations in a market to a buyer that has reached its ownership limit in the market. The local radio ownership rules are as follows:

o In markets with 45 or more commercial radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

o In markets with 30 to 44 commercial radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

o In markets with 15 to 29 commercial radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

o In markets with 14 or fewer commercial radio stations, ownership is limited to five commercial stations or no more than 50.0% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.

In addition, FCC rules restrict an entity's ability to own, or hold an attributable interest in, radio stations and television stations or newspapers in a single local market. An officer or director of, or the holder of 5% or more of the voting stock in, a broadcast license, generally are included among those deemed to hold an attributable interest in that license.

         Programming and Operation. The Communications Act requires broadcasters to serve the public interest. Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

             Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, and the broadcast of obscene or indecent programming, sponsorship identification and technical operations, including limits on radio frequency radiation. In addition, the FCC formerly required that licensees develop and implement programs designed to promote equal employment opportunities.

         Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary fines, the grant of short (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

         In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to radio frequency radiation in excess of FCC guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits became effective on September 1, 1997 and govern applications filed after that date.

                               DISPOSITION OF WPC

         Since 1996, the Registrant has been engaged in the business of manufacturing, marketing and distributing a line of molybdenum fortified lubricant products called PetroMoly(TM) , which used the Registrant's proprietary technology called Molytech(TM) to blend an extended drain, high performance engine oil designed to enhance and maintain all types of engines at their peak levels. The Registrant's lubricant business was operated out of its wholly owned subsidiary, WPC. To date, the Registrant has been unsuccessful in creating a sustained commercial market for its lubricant products, and WPC has a negative net worth in excess of approximately $1,200,000 and is incurring on-going operating losses in excess of approximately $100,000 per month.

         As previously disclosed in the Registrant's Report on Form 8-K dated March 27, 2001, in the Information Statement, and in the Registrant's Report on Form 8-K dated May 7, 2001, all of which are incorporated herein and made a part hereof by this reference, the Registrant negotiated an agreement with Gertner, the former Chairman of the Board of the Registrant, for the assumption by him of the assets and liabilities of WPC and the purchase of all of WPC's issued and outstanding shares held by the Registrant (the "Stock Purchase Agreement"). The Registrant has determined that WPC's negative net worth, limited assets, ongoing losses and lack of reasonable prospects to improve its business, the assumption by Gertner of WPC's assets and liabilities, and the potential to receive profit (as discussed below), should there be any, from Gertner's continuing operations of WPC as a separate business entity, render the consideration for the Stock Purchase Agreement appropriate for this arms-length negotiated transaction. In addition, and in consideration of the cancellation of approximately $1.5 million in indebtedness owed by the Registrant to Gertner, the Registrant issued 13 million shares of its common stock to Gertner. The shares issued to Gertner are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly may not be sold or transferred by the holder thereof unless registered under the Act or transferred pursuant to an exemption therefrom.

         On June 7, 2001, as contemplated by the terms and conditions of the Stock Purchase Agreement, the Registrant completed the sale of its automotive lubricant business conducted by WPC to Gertner. All references to the terms of the Stock Purchase Agreement are qualified in their entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 2.2. hereto, and incorporated herein by this reference.

         Pursuant to the terms of the Stock Purchase Agreement Gertner has agreed to pay the Registrant a percentage of any profits generated by the sale of WPC's assets, in the event of a sale, or a percentage of the net profits from its continuing business operations, should there be any, for a period of eighteen months following the closing of the Stock Purchase Agreement. Specifically, pursuant to the terms of the Stock Purchase Agreement, if, within 540 days after the closing of the Stock Purchase Agreement (the "Sales Period"), Gertner sells, in the aggregate, more than 50% of the capital stock of WPC, or if WPC sells, in the aggregate, more than 50% of the then existing assets of WPC (collectively, the "Sales Transaction"), then Gertner shall deliver, or cause to be delivered, a portion of the Net Proceeds (as hereinafter defined) of the Sales Transaction to the Registrant. As used in the Stock Purchase Agreement, "Net Proceeds" means proceeds of the Sales Transaction after the payment of all expenses, costs and taxes (the "Net Proceeds"). The Stock Purchase Agreement provides that the amount of the Net Proceeds to be paid to Registrant shall be as follows:

         a) If a Sales Transaction is consummated during the period beginning on day one and ending on day 180 of the Sales Period, then the amount to be paid to the Registrant shall be ten percent (10%) of the Net Proceeds;

         b) If a Sales Transaction is consummated during the period beginning on day 181 and ending on day 360 of the Sales Period, then the amount to be paid to the Registrant shall be seven percent (7%) of the Net Proceeds; and

         c) If a Sales Transaction is consummated during the period beginning on day 361 and ending on day 540 of the Sales Period, then the amount to be paid to the Registrant shall be five percent (5%) of the Net Proceeds.

         The Stock Purchase Agreement also provides that, if, within the Sales Period, WPC achieves a net operating profit, as that term is defined by generally accepted accounting principals applicable to WPC, (the "Net Operating Profit") then Gertner shall cause to be delivered to the Registrant a percentage (the "Percentage") of the Net Operating Profit of WPC. The Percentage of the Net Operating Profit, if any is achieved, to be paid to Registrant shall be as follows:

         a) If there is a Net Operating Profit during the period beginning on day one and ending on day 180 of the Sales Period, then the Percentage to be paid to Registrant shall be ten percent (10%) of the Net Operating Profit;

         b) If there is a Net Operating Profit during the period beginning on day 181 and ending on day 360 of the Sales Period, then the Percentage to be paid to Registrant shall be seven percent (7%) of the Net Operating Profit; and

         c) If there is a Net Operating Profit during the period beginning on day 361 and ending on day 540 of the Sales Period, then the Percentage to be paid to Registrant shall be five percent (5%) of the Net Operating Profit.

ITEM 5.  OTHER INFORMATION

         On June 8, 2001 the Registrant issued a press release announcing the election of William Fleming, Lauren B. Kahn and John F. McMullan to the Registrant's Board of Directors. The Registrant also announced the completion of the sale of its automotive lubricant business, as discussed in Item 2. A copy of the press release announcing these matters in filed herewith as Exhibit 99.2 to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements

Independent Accountants' Report

The Board of Directors
Small Town Radio, Inc.
Alpharetta, Georgia

We have audited the accompanying balance sheet of Small Town Radio, Inc. as of March 31, 2001, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Small Town Radio, Inc. as of March 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's continuance is dependent on its ability to raise capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BKD, LLP

Indianapolis, Indiana
July 6, 2001
(except for Note 6, as to
which the date is July 16, 2001)

                             SMALL TOWN RADIO, INC.
                             STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31                                        2001
--------------------------------------------------------------------------------
Net Sales                                                     $        0

Operating Expenses

   Organizational and start-up expenses       $434,569
   Professional fees                             5,000
   Other                                           250
                                                                 439,819

Loss Before Income Taxes                                        (439,819)

Income Tax Benefit                                                     0

NET LOSS                                                       $(439,819)


See notes to financial statements.

                             SMALL TOWN RADIO, INC.
                                  BALANCE SHEET

MARCH 31                                                2001
--------------------------------------------------------------------------------

                                      ASSET

CURRENT ASSET

   Cash                                                            $       79
                                                                   ==========

                         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

   Notes payable--stockholders                   $ 30,000
   Accounts payable                               172,569
   Accounts payable--stockholders                 237,000
   Accrued expenses                                   129
                                             ------------
         Total current liabilities                                 $  439,698

STOCKHOLDERS' DEFICIT
   Preferred stock, no stated value
     Authorized--50,000,000 shares
     Issued and outstanding--none

   Common stock, no par value
     Authorized--100,000,000 shares
     Issued and outstanding--51,733,930 shares

   Additional paid-in capital                         200
   Deficit accumulated during the
     development stage                           (439,819)
                                             -------------
                                                                     (439,619)
                                                                 -------------
                                                                   $       79
                                                                 =============


See notes to financial statements.

                                                  SMALL TOWN RADIO, INC.
                                            STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                            NUMBER                        ADDITIONAL       DURING THE
                                              OF            COMMON         PAID-IN         DEVELOPMENT
                                            SHARES          STOCK          CAPITAL            STAGE             TOTAL
----------------------------------------------------------------------------------------------------------------------------

BALANCES, APRIL 1, 2000                                       $0            $    0        $         0       $          0
   Net loss                                                                                  (439,819)          (439,819)
   Issuance of common stock                51,733,930                          200                                   200
                                       -------------------------------------------------------------------------------------

BALANCES, MARCH 31, 2001                   51,733,930         $0            $  200        $  (439,819)      $   (439,619)
                                       =====================================================================================


See notes to financial statements.

                             SMALL TOWN RADIO, INC.
                             STATEMENT OF CASH FLOWS

YEAR ENDED MARCH 31                                             2001
--------------------------------------------------------------------------------

OPERATING ACTIVITIES

   Net loss                                         $(439,819)
   Adjustments to reconcile net loss to net
    cash used by operating activities
     Changes in assets and liabilities
       Accounts payable                               172,569
       Accounts payable--stockholders                 237,000
       Accrued expenses                                   129
                                                 ------------
         Net cash used by operating activities                      $(30,121)

FINANCING ACTIVITIES

   Net increase in notes payable--stockholders         30,000
   Stock issuance                                         200
                                                 ------------
         Net cash provided by financing activities                    30,200
                                                              --------------

NET INCREASE IN CASH                                                      79

CASH, BEGINNING OF YEAR                                                    0
                                                              --------------
CASH, END OF YEAR                                                 $       79
                                                              ==============


See notes to financial statements.

                             SMALL TOWN RADIO, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Small Town Radio, Inc. (Company) is a development stage enterprise. The Company is currently focused on securing financing to allow it to enter the broadcasting industry through a series of radio station acquisitions.

The Company's target markets are generally smaller, less populated areas near, but not in, mid-sized and larger markets. The Company intends to initially acquire stations in rural sections of South Georgia, and then expand into additional, geographically contiguous markets in the Southeast. Acquisition of the target stations will be dependent upon approval of the Federal Communications Commission (FCC).

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2  - INCOME TAX

Income tax expense consists of the following:

YEAR ENDED MARCH 31                                                    2001
--------------------------------------------------------------------------------

Reconciliation of federal statutory to actual tax expense
   Federal statutory income tax at 34%                             $(149,539)
   Change in valuation allowance                                     149,539
                                                                  -----------

         Actual tax expense                                        $       0
                                                                  ===========

The component of the deferred tax asset is follows:

MARCH 31                                                               2001
--------------------------------------------------------------------------------

ASSET

   Net operating loss carryforward                                  $149,539
   Valuation allowance                                              (149,539)
                                                                 ------------

                                                                 $         0
                                                                 ============

The valuation allowance at March 31, 2001 is $149,539 all of which arose during the current year.

NOTE 3 - RELATED PARTY TRANSACTIONS

At March 31, 2001, the Company had outstanding notes payable to certain stockholders of $30,000. These notes are unsecured, payable upon demand, and bear interest at 12%. At March 31, 2001, interest was current on these obligations.

At March 31, 2001, the Company had outstanding accounts payable to stockholders of $237,000 for consulting services provided. This entire amount is included in organizational and start-up expenses for the year ended March 31, 2001.

The Company has entered into a consulting agreement with a stockholder. The agreement calls for monthly payments of $16,000 until March 2005. (See Note 6).

NOTE 4 - FINANCIAL CONDITION AND GOING CONCERN

The Company's continuance is dependent on raising capital. The Company is confident that the necessary capital will be raised and has entered into discussions to do so with certain individuals. However, as of the date of these financial statements, no formal agreements exist.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to secure the necessary capital and continue as a going concern.

NOTE 5 - SUBSEQUENT EVENT

On June 1, 2001, the Company executed a merger agreement with Worldwide Petromoly, Inc. whereby the Company's stockholders received one share of Worldwide Petromoly, Inc. common stock for each share of Small Town Radio common stock held at the merger date. The merger resulted in the former stockholders of Small Town Radio owning approximately 75% of the combined entity.

NOTE 6 - SUBSEQUENT EVENT

On July 16, 2001, the parties to the consulting agreement referenced in Note 3 modified the agreement, reducing its term from five years to one year beginning June 1, 2001.

         (b) Pro Forma Financial Information.


                            WORLDWIDE PETROMOLY, INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On June 1, 2001, Worldwide PetroMoly, Inc. ("PetroMoly") acquired Small Town Radio, Inc., a development stage enterprise, through the issuance of 118,467,860 unregistered shares of PetroMoly common stock to Small Town Radio's stockholders. For financial reporting purposes the transaction constitutes a reverse acquisition due to the former Small Town Radio stockholders owning approximately 75% of the outstanding stock of the combined entity immediately following the transaction. The purchase method of accounting was utilized to record the transaction resulting in marking the assets and liabilities of PetroMoly, the acquired entity for reporting purposes, to their fair market values through an allocation of the purchase price. Any excess of purchase price remaining after the allocation of the purchase price to the assets and liabilities is recorded as goodwill and amortized over a period of time.

On June 7, 2001, PetroMoly sold its interest in Worldwide PetroMoly, Corp., a wholly owned subsidiary to Gilbert Gertner, a stockholder and previous chairman of the board of PetroMoly. Prior to its disposition, Worldwide PetroMoly, Corp. was PetroMoly's only operating subsidiary and represented 100% of the assets, liabilities and operations of the consolidated entity. No gain or loss resulted from the sale of the subsidiary, as the sale price at June 7, 2001 was utilized in marking its assets and liabilities to fair value at June 1, 2001 under the purchase method of accounting.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2001 presents the historical balance sheet of Worldwide PetroMoly, Inc. and Small Town Radio, Inc. as if the transactions described above had been effective on March 31, 2001. The Unaudited Pro Forma Condensed Consolidated Income Statements present 1) the operations of Worldwide PetroMoly for the twelve months ended June 30, 2000 and the operations of Small Town Radio for the twelve months ended March 31, 2001 (operations commenced April 1, 2001) and 2) the operations of Worldwide PetroMoly and Small Town Radio for the interim nine-month period ended March 31, 2001 as if these transactions had been effective at the beginning of the periods indicated.

The pro forma figures illustrate the possible scope of the change in Worldwide PetroMoly's historical figures caused by the merger. You should not assume that PetroMoly and Small Town Radio would have achieved the pro forma results if the merger had actually occurred during the periods presented.

The combined company expects to achieve merger benefits by combining PetroMoly's ability to raise capital in the public markets and Small Town Radio's business strategy to secure through acquisition a significant number of radio stations in smaller to mid-sized markets throughout the southeastern United States. No assurance can be given with regard to the ability of the combined entity to raise sufficient capital to execute its business plan.

For purposes of preparing these financial statements, we used the audited consolidated financial statements of Worldwide PetroMoly, Inc. contained in the Form 10-KSB filed with the Securities and Exchange Commission for the year-ended June 30, 2000. We also utilized the unaudited financial information contained in the Form 10-QSB for the nine-month period ended March 31, 2001.

In addition, we used the audited financial statements of Small Town Radio, Inc. for the year ended March 31, 2001, which have been filed in conjunction with these pro forma financial statements with the Securities and Exchange Commission as referenced in the Form 8K dated June 1, 2001. In addition, we used unaudited Small Town Radio financial information in preparing the Income Statement for the nine-months ended March 31, 2000. Small Town Radio's financial statements are prepared in accordance with generally accepted accounting principles.

             WORLDWIDE PETROMOLY, INC., D/B/A SMALL TOWN RADIO, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001

                                                                    HISTORICAL

                                                    -------------------------------------
                                                          WORLDWIDE          SMALL TOWN          PRO FORMA              PRO FORMA
                                                       PETROMOLY, INC.       RADIO, INC.        ADJUSTMENTS             COMBINED

                                                    ------------------   ----------------   -------------------  -------------------

     Assets

        Cash                                        $       5,166        $        79        $       (5,166)(B)   $            79
        Accounts receivable                                 2,229                                   (2,229)(B)                 -
        Inventory                                         104,350                                 (104,350)(B)                 -
        Excess of purchase price over
         net liabilities assumed                                                                 1,317,319 (A)                 -
                                                                                                (1,317,319)(B)
        Furniture, fixtures and equipment                  91,642                                  (91,642)(B)                 -
        Other                                              88,343                                  (88,343)(B)                 -
                                                    ------------------   ----------------   -------------------  -------------------
            Total assets                            $     291,730        $        79        $     (291,730)      $            79
                                                    ==================   ================   ===================  ===================
     Liabilities
        Accounts payable                            $     166,948        $   172,569        $     (166,948)(B)   $       172,569
        Accounts payable - stockholders                 1,438,476            237,000            (1,438,476)(B)           237,000
        Notes payable                                       3,625                                   (3,625)(B)                 -
        Notes payable - stockholders                                          30,000                                      30,000
        Accrued expenses                                                         129                                         129
                                                    ------------------   ----------------   -------------------  -------------------
            Total liabilities                           1,609,049            439,698            (1,609,049)              439,698
                                                    ------------------   ----------------   -------------------  -------------------
     Equity
        Preferred stock, no stated value
          Authorized -                 10,000,000
          Issued and outstanding -           none                -                 -                                           -
        Common Stock, no par value
          Authorized -                800,000,000
          Issued and outstanding -    144,086,342       12,752,554                 -                      -            12,752,554
        Additional paid in capital                                               200                                          200
        Retained defecit                               (14,069,873)                               1,317,319 (A)       (12,752,554)
        Defecit accumulated during
         developmental stage                                     -          (439,819)                     -              (439,819)
                                                    ------------------   ----------------   -------------------  -------------------
                                                    $      291,730       $        79        $      (291,730)     $             79
                                                    ==================   ================   ===================  ===================

(A) To reflect excess of acquisition cost over the estimated fair values of the net liabilities assumed (goodwill). Fair values of assets and liabilities acquired determined to be materially the same as book values. Therefore, the entire excess has been allocated to goodwill.

(B) To reflect the sale of 100% of the assets, liabilities and operations of Worlwide PetroMoly, Corp., the sole operating subsidiary of Worldwide PetroMoly, Inc.for $10. No gain or loss resulted from its disposal.

             WORLDWIDE PETROMOLY, INC., D/B/A SMALL TOWN RADIO, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                    FOR THE NINE MONTHS ENDED MARCH 31, 2001

                                                                  HISTORICAL

                                                  ------------------------------------
                                                        WORLDWIDE         SMALL TOWN         PRO FORMA                   PRO FORMA
                                                     PETROMOLY, INC.      RADIO, INC.       ADJUSTMENTS                  COMBINED

                                                  ------------------  ----------------- ----------------------    ------------------
        Revenue                                   $      205,351      $           -     $       (205,351)(C)      $            -
        Cost of goods sold                               125,265                  -             (125,265)(C)                   -
                                                  ------------------  ----------------- ----------------------    ------------------
        Gross profit                                      80,086                  -              (80,086)                      -
                                                  ------------------  ----------------- ----------------------    ------------------
        Expenses
         Selling, general and administrative costs      (980,125)                                980,125 (C)                   -
         Organizational and start-up expenses                              (384,598)             100,415 (D)            (281,183)
         Professional fees                                                   (5,000)                                      (5,000)
         Other income (expense)                                2               (250)                 (2) (C)                (250)
                                                  ------------------  ----------------- -----------------------   ------------------
            Loss before income taxes                    (900,037)          (389,848)           1,003,452                (286,433)
              Income tax expense                               -                  -
                                                  ------------------  ----------------- -----------------------   ------------------
         Net loss                                 $     (900,037)     $    (389,848)    $      1,003,452          $     (286,433)
                                                  ==================  ================= =======================   ==================

        Basic loss per common share               $      (0.04)                                                   $        (0.00)
        Diluted loss per common share             $      (0.04)                                                   $        (0.00)

        Weighed average common shares outstanding
          Basic                                       23,240,391                                                       142,408,750
          Diluted                                     23,240,391                                                       142,408,750



(C) To reflect the revenues and expenses of Worldwide PetroMoly Corp., wholly owned subsidiary of Worldwide PetroMoly Inc., as a discontinued operation.
(D) To eliminate the start-up expenses considered to be non-recurring charges.

             WORLDWIDE PETROMOLY, INC., D/B/A SMALL TOWN RADIO, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                                   HISTORICAL

                                                                      HISTORICAL

                                                      -------------------------------------
                                                            WORLDWIDE          SMALL TOWN          PRO FORMA             PRO FORMA
                                                         PETROMOLY, INC.       RADIO, INC.        ADJUSTMENTS            COMBINED

                                                      -------------------  ----------------   --------------------- ----------------
        Revenue                                       $      825,721       $           -      $       (825,721)(E)  $            -
        Cost of goods sold                                   534,572                   -              (534,572)(E)               -
                                                      -------------------  ----------------   --------------------- ----------------
        Gross profit                                         291,149                   -              (291,149)                  -
                                                      -------------------  ----------------   --------------------- ----------------
        Expenses
         Selling, general and administrative costs        (3,334,021)                                3,334,021 (E)               -
         Organizational and start-up expenses                                   (434,569)              115,415 (F)        (319,154)
         Professional fees                                                        (5,000)                                   (5,000)
         Other income (expense)                               12,275                (250)              (12,275)(E)            (250)
                                                      -------------------  ----------------   --------------------- ----------------
            Loss before income taxes                      (3,030,597)          (439,819)             3,146,012            (324,404)
              Income tax expense                                   -                  -
                                                      -------------------  ----------------   --------------------- ----------------
         Net loss                                     $   (3,030,597)      $    (439,819)     $      3,146,012      $     (324,404)
                                                      ===================  ================   ===================== ================

        Basic loss per common share                   $      (0.14)                                                 $        (0.00)
        Diluted loss per common share                 $      (0.14)                                                 $        (0.00)

        Weighed average common shares outstanding
          Basic                                           21,566,802                                                     140,935,975
          Diluted                                         21,566,802                                                     140,935,975



(E) To reflect the revenues and expenses of Worldwide PetroMoly Corp., wholly owned subsidiary of Worldwide PetroMoly Inc., as a discontinued operation.
(F) To eliminate the start-up expenses considered to be non-recurring charges.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

Worldwide PetroMoly, Inc. has agreed to acquire Small Town Radio, Inc. for a fixed exchange ratio of 1.00 Worldwide PetroMoly share of common stock for each Small Town Radio share of common stock. Since these are pro forma financial statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.

PRO FORMA ADJUSTMENTS

Goodwill - We have adjusted goodwill to reflect the excess of acquisition cost over the net liabilities assumed. Fair values of the assets and liabilities acquired were deemed to be equivalent to book values at the merger date and therefore, the entire excess was allocated to goodwill. Amortization has been determined to be immaterial and has not been provided for within these pro forma statements.

Discontinued Operations - The historical operations of Worldwide PetroMoly Inc. are considered to have been discontinued as of the beginning of the periods presented and the assets and liabilities disposed of at the balance sheet date. No gain or loss resulted from the sale.

Organizational and start-up expenses - These expenses are considered to be non-recurring and relate solely to the development stage nature of Small Town Radio.

PERIODS PRESENTED

Historical income statement information for the nine-month period ending March 31, 2001 is presented for both Worldwide PetroMoly and Small Town Radio. However, because Small Town Radio did not begin operations until April 2000, we were unable to present historical operating information for a twelve-month period consistent with the most recent fiscal year-end of the registrant, June 30, 2000. We have therefore presented operating information for Small Town Radio for the twelve-month period ending March 31, 2001, the period ending closest to the June 30, 2000 fiscal year-end of the registrant.

DEVELOPMENT STAGE ENTERPRISE

Worldwide PetroMoly, Inc. d/b/a Small Town Radio, Inc. is a development stage enterprise and as such currently has no revenue producing activities.

         (c) Exhibits.
             --------

2.1 Agreement and Plan of Merger dated March 26, 2001 (filed with the Commission on March 27, 2001 as Exhibit 2.1 to the Registrant's Report on Form 8-K dated March 27, 2001 and incorporated herein by reference), as amended as of April 30, 2001 (filed with the Commission on May 7, 2001 as Exhibit 2.2 to the Registrant's Report on Form 8-K dated April 30, 2001 and incorporated herein by reference).

2.2       Stock Purchase Agreement.+

20.1 Registrant's Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 there under, filed by the Registrant on April 2, 2001 (filed with the Commission on April 2, 2001 and incorporated herein by reference).

23.1      Consent of BKD, LLP.

99.1 Press Release issued June 4, 2001 relating to the completion of the Merger.+

99.2 Press Release issued June 8, 2001 relating to the election of certain officers and directors and announcing the completion of the sale of the capital stock of WPC.+

---------------
+ Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            WORLDWIDE PETROMOLY, INC.

                                            By: /s/ Robert S. Vail
                                                --------------------------
                                                Robert S. Vail
                                                Chairman of the Board & Chief
                                                Financial Officer

Dated as of August 2, 2001

                           INDEX OF ATTACHED EXHIBITS

Exhibit Number          Description
--------------          -----------


   23.1              Consent of BKD, LLP.